  EXHIBIT 99.1

LightPath Technologies Announces Strategic Acquisition of G5 Infrared

Management to Host Second Quarter Fiscal 2025 Earnings Conference Call to Discuss Transaction at 5:00 p.m. ET Today

ORLANDO, FL – February 13, 2025 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced the accretive acquisition of G5 Infrared, LLC ("G5"), a leading high-end infrared camera systems manufacturer, purchased for a combination of cash and stock – creating a global, vertically integrated optics leader.

Key Transaction Highlights

•	Acquisition accelerates execution of strategic vision to become a leading vertically integrated infrared imaging solutions provider in the $9B infrared imaging market
•	G5 Infrared adds complementary high-end cooled infrared camera product family with numerous programs of record to significantly enhance near-term growth
•	Accretive acquisition adding significant scale
•	Combined company is at a revenue growth infliction point, and expected to achieve at least $55 million in revenue in the 12 months following the acquisition
•	Transaction accelerates LightPath’s momentum towards achieving long-term 20%+ revenue growth with EBITDA margins in excess of 15%
•	Acquisition financing secured from new and existing institutional investors
•	Significant opportunity to integrate BlackDiamond™ glass with G5’s high-end product portfolio

Acquisition Summary and Strategic Rationale

Founded in 2011, G5 is a leading vertically integrated manufacturer of high-performance infrared camera systems and imaging solutions, specializing in advanced thermal imaging technology.  The company specializes in long-range mission-critical detection solutions, focusing on defense, border security, and CUAS/Counter-Drone markets.  G5’s existing revenue and future growth pipeline are driven by established multi-year contracts and multiple programs of record in shipboard long-range surveillance, border security, and counter UAS systems, as well as recurring federal, naval, and law enforcement programs. Additionally, G5 is an industry leading provider of cutting-edge advanced infrared coatings, including for materials such as LightPath’s BlackDiamond glass. G5 operates from a state-of-the-art manufacturing facility in Hudson, NH.

This acquisition strengthens LightPath’s position as a leader in infrared imaging by expanding the Company’s portfolio to include high average selling price ($50-500K) cooled infrared cameras. The combination of LightPath and G5 creates a more robust, vertically integrated solutions provider through the addition of a company that generated at least $15 million in preliminary, unaudited revenue in CY 2024. In addition to G5’s existing strong customer base, the company is awarded, or expected to be awarded multiple new programs of record, which will substantially increase the already strong growth trajectory of its revenue. With the potential for strong growth  trajectory of both G5 and LightPath’s existing business, the combined company is expected to achieve at least $55 million in revenue in the 12 months following the acquisition and increased EBITDA margins.

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Over the last few years LightPath has been transitioning from a pure component provider to a vertically integrated provider of subsystems and solutions for infrared imaging. The in-house produced BlackDiamond glass, replacing Germanium, as well as the successful acquisition and integration of Visimid technologies in 2023 has positioned LightPath on a path to become a global leader in infrared imaging through the development of a product portfolio of optical assemblies and cameras.

Integrating G5’s advanced mid-wave infrared cooled camera products with LightPath’s uncooled long-wave infrared cameras will create a portfolio of complimentary infrared imaging solutions covering a wide range of applications including both long-range and short-range imaging applications, mobile and stationary solutions, as well as application specific solutions such as optical gas imaging (OGI), intruder detection, and more. Combining LightPath’s vertically integrated manufacturing, and in particular LightPath’s proprietary BlackDiamond™ glass, the combined company is well-positioned to capitalize on growing demand for high-performance infrared imaging solutions across defense and commercial markets, as well as co-develop advanced multispectral imaging systems that combines the advantages of the BlackDiamond glass, with the cooled imaging technology of G5.

Acquisition Consideration and Financing Terms

The aggregate consideration payable to the G5 members is $27.0 million, consisting of $20.25 million in cash and $6.75 million in common shares, with the potential for additional performance-based consideration, gated by revenue and EBITDA thresholds, payable in cash and common shares.

The Company has entered into definitive agreements to finance the cash consideration payable to the G5 members through private placements of $25.5 million of a newly-created series of 6.5% fixed price convertible preferred equity and related warrants, common shares totaling $1.5 million, and senior secured promissory notes totaling $5.2 million. As part of the financing, the Bridge Promissory Note LightPath entered into in August 2024 will be fully converted into the newly-created 6.5% preferred equity and related warrants, common shares and related warrants as part of the aforementioned private placement, and the senior secured promissory note noted above, and shall no longer be outstanding following the closing. As a result, the Company expects to be in a stronger cash position following the transaction, and a portion of the cash proceeds will be available to further invest in growth opportunities for both LightPath and G5. The closing of the acquisition and related financing is expected to occur on or before February 19, 2025.

Management Commentary

“The acquisition of G5 Infrared is a transformative step in our strategy to become a leading vertically integrated provider of infrared imaging solutions,” said Sam Rubin, President and CEO of LightPath. “G5 brings deep expertise in high-end cooled infrared camera systems and is considered the market leader in long range imaging, which perfectly complement our existing uncooled camera technology. By integrating G5’s capabilities with our proprietary BlackDiamond™ glass and in-house optics manufacturing, we are enhancing our ability to deliver high-performance imaging solutions for defense, government, and commercial applications, and positioning the combined company to take a leading position in next generation imaging systems whether those be uncooled, cooled, or a combination of both. G5 also brings established programs with naval, federal, and law enforcement agencies, combined with its robust sales pipeline, provide us with clear visibility into robust near-term revenue growth.

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“This accretive acquisition immediately strengthens our financial profile, creating a combined company that we believe will achieve revenue of at least $55 million in the twelve months following the acquisition and increased EBITDA margins. It also represents the next step in our broader M&A strategy to expand our capabilities and market reach, as we seek to build a comprehensive IR imaging platform. With most critical optical components and materials now produced internally, we expect to accelerate both growth and new product innovation. We remain committed to delivering value for our shareholders through continued innovation, operational excellence, and strategic expansion,” concluded Rubin.

Lou Fantozzi, Chief Executive Officer of G5, added: “We are eager to join the LightPath family, bringing what we believe is a highly incremental and complementary product offering to the robust product suite offered by LightPath today. Together, we believe we can significantly ramp sales, bring new products to market and ultimately drive enhanced profitability for shareholders. I look forward to working closely with Sam and the LightPath team in the months ahead.”

G5 Acquisition & Second Quarter Fiscal 2025 Earnings Call

Management will host an investor conference call at 5:00 p.m. Eastern time today, Thursday, February 13, 2025 to discuss the transformational G5 acquisition, the Company’s second quarter fiscal 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Thursday, February 13, 2025

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13749940

Webcast: LPTH Q2 FY2025 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, February 27, 2025. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13749940. A webcast replay will also be available using the webcast link above.

Transaction Advisors

Craig-Hallum Capital Group LLC acted as exclusive placement agent to LightPath for the financings.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath’s family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company’s primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, Latvia and China. To learn more, please visit www.lightpath.com.

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Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the impact of varying demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; actions governments, businesses, and individuals take in response to the pandemic, including restrictions on onsite commercial interactions; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/ Israel war; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q.  With respect to the acquisition of G5, such risks and uncertainties include, but are not limited to: the ability of the parties to consummate the transaction in a timely manner or at all; the possibility of litigation related to the transaction and the effects thereof; the possibility that anticipated benefits and/or synergies of the transaction will not be achieved in a timely manner or at all; the possibility that the costs of the transaction and/or liabilities assumed will be more significant than anticipated; the possibility that integration will prove more costly and/or time consuming than anticipated; and the possibility that the transaction could disrupt ongoing plans and operations of the parties or their respective relationships with customers, prospective business partners and employees. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

+1 (949) 259-4987

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